UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 25, 2007

Date of Report (Date of earliest event reported)

CELL THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Elliott Avenue West, Suite 400 Seattle,

Washington 98119

(Address of principal executive offices, including zip code)

(206) 282-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Cell Therapeutics, Inc. (the “Company”) approved a revised director compensation policy for the Company’s non-employee directors. The revised policy replaces the existing director compensation policy for the Company’s non-employee directors. Under the revised policy, certain portions of which are retroactively effective as of January 1, 2007 or April 1, 2007, our non-employee directors receive compensation as follows: (i) commencing January 1, 2007, each new non-employee director will be granted 3,000 shares of restricted stock and options to purchase 9,000 shares of the Company’s common stock upon joining the Company’s Board of Directors, each such grant to vest over three years in equal annual installments, subject to the non-employee director’s continued service to the Company through each vesting date; (ii) commencing with the 2007 Annual Meeting of the Company’s stockholders, annually, each non-employee director would be granted 3,000 shares of restricted stock and options to purchase 9,000 shares of the Company’s common stock, each such grant to vest in full upon the earlier of (x) the one year anniversary of the date of grant and (y) the date immediately preceding the date of the Annual Meeting of the Company’s stockholders for the year following the year of grant for the award, subject to the non-employee director’s continued service to the Company through the vesting date; (iii) commencing January 1, 2007, the annual retainer for all non-employee directors is $25,000 ($52,500 for the then current chairperson of the Board of Directors), (iv) commencing April 1, 2007, the annual retainer for the chairperson of each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee is $10,000; and (v) commencing April 1, 2007, non-employee directors receive fees of $2,000 for each Board meeting attended in person or via telephone and $1,000 for each Board committee meeting attended in person or via telephone.

The foregoing summary of the Company’s revised Director Compensation Policy is qualified in its entirety by reference to the full text of the revised Director Compensation Policy, which is attached hereto as Exhibit 10.1 and is hereby incorporated herein by reference.

On April 25, 2007, the Compensation Committee also reviewed salary compensation for its named executive officers. In December 2006, the Compensation Committee had met with its compensation consultant, who reviews peer group and composite surveys and determines how Executive Vice President level salary and total cash compensation compare to certain comparable companies in our industry. In line with the benchmarking comparisons provided by the Compensation Committee’s compensation consultant, on April 25, 2007, the Compensation Committee approved a base salary increase for Scott Stromatt, M.D., Executive Vice President of Clinical Development and Regulatory Affairs for 2007. Dr. Stromatt’s base salary was increased to $350,000 per year, effective retroactively as of January 1, 2007. In addition, on April 25, 2007, the Compensation Committee determined that the base salary for the other named executive officers should remain unchanged.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Cell Therapeutics, Inc. Director Compensation Policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC. a Washington corporation

Dated: April 27, 2007	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration